UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________

FORM 8-K
____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2011
____________

Quantum Corporation
(Exact name of registrant as specified in its charter)
____________

Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800
San Jose, CA 95110
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders (the “Annual Meeting”) of Quantum Corporation (the “Company”) held on August 17, 2011, proxies representing 204,497,948 shares of common stock or approximately 88.86% of the total outstanding shares were present. Below are the final voting results.

Proposal 1

The stockholders elected nine nominees recommended by the Company’s Board of Directors (the “Board”) to the Board, as set forth below:

Nominee	For	Withheld	Broker-Non Votes
Paul R. Auvil III	165,192,030	3,360,756	35,945,162
Richard E. Belluzzo	164,190,258	4,362,528	35,945,162
Michael A. Brown	109,627,924	58,924,862	35,945,162
Thomas S. Buchsbaum	165,449,539	3,103,247	35,945,162
Elizabeth A. Fetter	165,190,234	3,362,552	35,945,162
Jon W. Gacek	164,867,450	3,685,336	35,945,162
Joseph A. Marengi	165,203,877	3,348,909	35,945,162
David E. Roberson	165,159,223	3,393,563	35,945,162
Dennis P. Wolf	165,450,597	3,102,189	35,945,162

Proposal 2

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2012, as set forth below:

For	Against	Abstain	Broker-Non Votes
202,140,214	2,285,547	72,187	--

Proposal 3

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting, as set forth below:

For	Against	Abstain	Broker-Non Votes
165,314,282	3,028,810	209,694	35,945,162

Proposal 4

The stockholders voted for an annual vote as the frequency with which stockholders are provided an advisory vote on executive compensation, as set forth below:

1 Year	2 Years	3 Years	Abstain	Broker-Non Votes
139,042,435	178,825	29,088,019	243,507	35,945,162

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ Shawn D. Hall
Shawn D. Hall
Senior Vice President, General Counsel
and Secretary

Dated:     August 18, 2011